Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Cardax, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2015 as filed with the Se’curities and Exchange Commission on the date hereof (the “Quarterly Report”), I, David G. Watumull, Chief Executive Officer, do hereby certify, to my knowledge:

(1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 11, 2015

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cardax, Inc. and will be retained by Cardax, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.